UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 4, 2004


                        Capital Senior Living Corporation
             (Exact name of registrant as specified in its charter)


         Delaware                       1-13445                   75-2678809
---------------------------     -----------------------     ------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)

   14160 Dallas Parkway
       Suite 300
     Dallas, Texas                                                  75254
------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code:  (972) 770-5600


          (Former name or former address, if changed since last report)

Item 7.   Financial Statements and Exhibits.

         (a) Not applicable.

         (b) Not applicable.

         (c) Exhibits.

         The following exhibit to this Current Report on Form 8-K is not being filed but is being furnished pursuant to Item 12 below:

             99.1     Press Release dated August 4, 2004


Item 12.  Results of Operations and Financial Condition.

     On, August 4, 2004, the registrant announced its financial results for the quarter ended June 30, 2004 by issuing a press release. The full text of the press release issued in connection with the announcement is attached hereto as Exhibit No. 99.1. This information is being furnished under Item 12 (Results of Operations and Financial Condition) of Form 8-K. This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The press release contains and may implicate, forward-looking statements regarding the registrant and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

     In the press release, the registrant's management utilized non-GAAP financial measures to describe the registrant's adjusted EBITDA, cash earnings and cash earnings per share. These non-GAAP financial measures are used by management to evaluate financial performance and resource allocation for its facilities and for the registrant as a whole. These measures are commonly used as an analytical indicator within the senior housing industry, and also serve as a measure of leverage capacity and debt service ability. The registrant has provided this information in order to enhance investors overall understanding of the registrant's financial performance and prospects. In addition, because the registrant has historically provided this type of information to the investment community, the registrant believes that including this information provides consistency in its financial reporting.

     These non-GAAP financial measures should not be considered as measures of financial performance under generally accepted accounting principles, and items excluded from them are significant components in understanding and assessing financial performance. These measures should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities, earnings per share or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because these measures are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, these measures as presented may not be comparable to other similarly titled measures of other companies.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  August 4, 2004                     Capital Senior Living Corporation


                                          By: /s/ Ralph A. Beattie
                                          Name:   Ralph A. Beattie
                                          Title:  Executive Vice President and
                                                  Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit No.                Description
----------                 ------------
99.1                       Press Release dated August 4, 2004

                                                                    Exhibit 99.1

[GRAPHIC OMITTED]   Capital
                    Senior
                    Living
                    Corporation


For Immediate Release                                 Contact: Ralph A. Beattie
                                                                   972/770-5600


                        CAPITAL SENIOR LIVING CORPORATION
                      REPORTS SECOND QUARTER 2004 EARNINGS


DALLAS - (BUSINESS WIRE) - August 4, 2004 - Capital Senior Living Corporation ("Capital") (NYSE:CSU), one of the country's largest operators of senior living communities, today announced operating results for the second quarter of fiscal 2004.

Company highlights for the second quarter include:

o Revenues of $23.0 million vs. $14.3 million for the second quarter last year

o    Net loss of $1.6 million, or a $0.06 loss per share

o Cash earnings (net income plus depreciation and amortization) of $1.4 million, or $0.05 per diluted share

o Adjusted EBITDA (income from operations plus depreciation and amortization) of $4.5 million

o    Triad communities leased to 89 percent versus 79 percent one year ago

o    Average occupancy rate on stabilized communities of 88 percent

o Operating margins (before property taxes, insurance and management fees) of 45 percent in stabilized independent and assisted living communities

o    All community revenue increase of 7 percent from the prior year

For the second quarter of 2004, the Company reported revenues of $23.0 million, compared to revenues of $14.3 million in the second quarter of 2003, an increase of 61 percent. The 2004 revenues include 12 communities in Triads II through V that were acquired in the third quarter of 2003, as well as seven communities in Triad I that are consolidated due to the adoption on December 31, 2003 of FASB Interpretation No. 46 "Consolidation of Variable Interest Entities" ("FIN 46").

The Company reported a second quarter 2004 loss of $1.6 million, or $0.06 per share, compared to income of $3.1 million or $0.15 per diluted share in the comparable period of 2003. The results for 2003 include gains of $0.10 per share on the sales of two assets.

For the first half of 2004, the Company produced revenues of $45.6 million, compared to revenues of $28.8 million for the first six months of last year. The Company reported a net loss of $3.6 million, or $0.15 per share, compared to net income of $4.3 million, or $0.21 per diluted share for the same period of 2003, including gains of approximately $0.10 per share from asset sales.

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CAPITAL/Page 2


"We are pleased to report that the consolidation of the Triad communities has increased revenues by over 61 percent from the second quarter of last year," commented James A. Stroud, Chairman of the Company. "These 19 communities in the five Triad partnerships have experienced revenue growth of over 17 percent in the last twelve months."


OPERATING AND FINANCIAL RESULTS

For the second quarter of 2004, the Company reported revenues of $23.0 million, compared to revenues of $14.3 million in the second quarter of 2003, an increase of 61 percent. The 2004 revenues include 12 communities in Triads II through V that were acquired in the third quarter of 2003, as well as seven communities in Triad I that are consolidated due to the adoption on December 31, 2003 of FASB Interpretation No. 46 "Consolidation of Variable Interest Entities."

Adjusted EBITDA (defined as income from operations plus depreciation and amortization) for the second quarter of 2004 increased 29 percent to $4.5 million, compared to $3.5 million in the prior year period.

Interest expense net of interest income was nearly $2.9 million higher in the second quarter of 2004 compared to the second quarter of 2003, as the Company consolidated the debt on 19 Triad communities.

The Company reported a pre-tax loss of $2.0 million in the second quarter of 2004, compared to a pre-tax profit of $4.9 million in the second quarter of last year. During the second quarter of last year, the Company realized pre-tax gains of approximately $3.5 million due to the sales of two assets. Of the $2.0 million pre-tax loss in the second quarter of this year, approximately $0.9 million is attributable to the consolidation of Triad I under FIN 46 and $1.1 million is attributable to other operations.

While the Company consolidates Triad I under Generally Accepted Accounting Principles ("GAAP"), it does not receive a tax benefit from these losses. Consequently, the Company received a tax benefit of only $0.4 million on the reported pre-tax loss of $2.0 million. This pre-tax loss is in line with the expectations of the Company. If the Triad I loss had received a tax benefit consistent with the other consolidated entities, the loss per share for the Company would have been reduced from $0.06 to $0.05 for the second quarter of 2004.

The net after-tax loss for the second quarter of 2004 was $1.6 million, or $0.06 per share, compared to net income of $3.1 million, or $0.15 per share, in the second quarter of 2003. The results for 2004 include the consolidation of 19 Triad communities that were consolidated subsequent to the second quarter of last year, while the results for 2003 include gains of $0.10 per share on the sales of two assets.

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CAPITAL/Page 3


Cash earnings (defined as net income from operations plus depreciation and amortization) were $1.4 million, or $0.05 per diluted share, in the second quarter of 2004, compared to cash earnings of $4.4 million, or $0.22 per diluted share, in the second quarter of the prior year. Cash earnings in the second quarter of 2003 included approximately $2.1 million, or $0.10 per diluted share, which resulted from the sales of two assets.

For the first half of 2004, the Company produced revenues of $45.6 million, compared to revenues of $28.8 million for the first six months of last year. The Company reported a net loss of $3.6 million, or $0.15 per diluted share, compared to net income of $4.3 million, or $0.21 per diluted share for the same period of 2003, including gains of approximately $0.10 per share from asset sales.

Adjusted EBITDA for the first half of 2004 was $8.6 million, an increase of 12 percent compared to the first half of 2003.

The Company's pre-tax loss of $4.8 million is the first half of 2004 includes a loss attributable to Triad I of $1.7 million and a loss attributable to all other operations of $3.1 million. The provision for income taxes does not include a tax benefit from the Triad I loss.

The Company produced cash earnings of $2.3 million, or $0.09 per diluted share, in the first six months of 2004 compared to cash earnings of $7.0 million, or $0.35 per diluted share, in the comparable prior year period, including $0.10 per diluted share from the sales of two assets.

The Company had total debt of $260.9 million on June 30, 2004 at a blended average borrowing rate of 5.4 percent. Approximately $139.7 million of debt is sensitive to changes in short-term rates, with the remainder either fixed or floating with interest rate floors above current levels.

This approximate 50/50 mix of fixed and floating interest rates helps the Company to reduce interest rate volatility while benefiting from the current low interest rate environment. In addition, the floating rate loans provide flexibility regarding opportunities for permanent financing as communities reach stabilization.

As of June 30, 2004, the Company had $24.9 million of cash, cash equivalents and restricted cash, and $154.0 million in shareholder's equity, equivalent to approximately $5.98 per share.

"We continue to successfully implement our business plan," commented Lawrence A. Cohen, Chief Executive Officer. "We have further improved the occupancy levels in our Triad communities while increasing average rents. The stock offering which we completed in the first quarter of this year has enabled us to retire debt and has provided

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CAPITAL/Page 4


the liquidity we need to complement our organic growth with prudent acquisitions and joint venture investments. The purchase agreement signed to acquire CGI Management is a significant step in positioning the Company for future growth."


CGI MANAGEMENT ACQUISITION

The Company announced on August 2, 2004 that it has signed a definitive purchase agreement with The Covenant Group of Texas, Inc. ("TCG") to acquire all of the outstanding stock of Covenant's wholly owned subsidiary, CGI Management, Inc. ("CGIM"), a Fort Worth, Texas based company which operates 16 senior independent and assisted living communities, including seven senior living communities owned by TCG. At the closing of Capital's purchase of CGIM's stock, Capital will receive the exclusive right and option through July 2009 to purchase the seven senior living communities owned by TCG. Capital will also receive the right of first refusal to acquire the seven communities owned by TCG for a period of 15 years.

In acquiring CGIM, Capital will assume management of 16 operating properties, with a resident capacity of 2,070, including the seven properties owned by TCG for which Capital will have options to purchase and rights of first refusal. CGIM employs approximately 500 personnel at the 16 properties.

Capital will pay approximately $2.5 million in cash at closing, subject to various adjustments set forth in the purchase agreement, to acquire all of the outstanding stock of CGIM. Capital will also pay three installments of $366,667 on the first, third and fifth anniversaries of the closing subject to reduction if the management fees earned from the nine third party owned communities with various terms are terminated and not replaced by substitute agreements during the period, and certain other adjustments. The management agreements on the TCG owned communities are for a 15-year term.

The stock purchase is expected to close in the third quarter of 2004, subject to receipt of required approvals and other closing conditions. Capital will use cash on hand to acquire CGIM.

The CGIM portfolio includes 16 properties located in four states (Texas, Oklahoma, Arkansas and Mississippi) with a resident capacity of 2,070. Approximately 79 percent of the portfolio is independent living and 21 percent is assisted living, with 95 percent of the revenues from private pay sources.

Capital estimates that the transaction will be accretive on a cash basis and GAAP basis. The Company anticipates annual management fee revenue of approximately $1.6 million and annual incremental expenses of approximately $0.6 million.

Capital and TCG will also form a strategic alliance to jointly pursue development and management opportunities for not for profit owners. TCG's leadership as a successful senior living developer for tax-exempt owners will be

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CAPITAL/Page 5


complemented by Capital's proven track record as a national operator of senior living communities. The strategic alliance is expected to provide Capital with a platform for additional external growth through long-term management contracts.


2Q04 CONFERENCE CALL INFORMATION

The Company will host a conference call with senior management to discuss the Company's second quarter 2004 financial results. The call will be held on Thursday, August 5, 2004 at 11:00 am Eastern Time.

The call-in number is 913-981-5509.  No confirmation number is required.  A link
to  a  simultaneous   webcast  of  the  teleconference   will  be  available  at
www.capitalsenior.com through Windows Media Player or RealPlayer.

For the convenience of the Company's shareholders and the public, the conference call will be recorded and available for replay starting August 5, 2004 at 2:00 pm Eastern Time, until August 12, 2004 at 8:00 pm Eastern Time. To access the conference call replay, call 719-457-0820, confirmation code 514175. The conference call will also be made available for playback via the Company's corporate website, www.capitalsenior.com, and will be available until the next earnings release date.


ABOUT THE COMPANY

Capital Senior Living Corporation is one of the nation's largest operators of residential communities for senior adults. The Company's operating philosophy emphasizes a continuum of care, which integrates independent living, assisted living and home care services, to provide residents the opportunity to age in place.

The Company currently operates 42 senior living communities in 20 states with an aggregate capacity of approximately 6,900 residents, including 41 senior living communities which the Company owns or in which the Company has an ownership interest, and one community it manages for a third party. In the communities operated by the company, 86 percent of residents live independently and 14 percent of residents require assistance with activities of daily living.

This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including adjusted EBITDA, cash earnings, cash earnings per share and other items. The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measures is included as an attachment to this release.

The forward-looking statements in this release are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company's ability to find suitable acquisition

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CAPITAL/Page 6


properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensure, availability of insurance at commercially reasonable rates, and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission.


Contact Ralph A. Beattie, Chief Financial Officer, at 972-770-5600 or Matt Hayden, Hayden Communications, Inc. at 858-456-4533 for more information.


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CAPITAL/Page 7

                                             CAPITAL SENIOR LIVING CORPORATION

                                                CONSOLIDATED BALANCE SHEETS

                                                                                    June 30,    December 31,
                                                                                      2004          2003
                                                                                  -----------   ------------
                                                                                        (in thousands)

                                 ASSETS
    Current assets:
      Cash and cash equivalents................................................   $    18,719   $     6,594
      Restricted cash..........................................................         6,183         7,187
      Accounts receivable, net.................................................         1,376         1,295
      Accounts receivable from affiliates......................................           289           604
      Federal and state income taxes receivable................................         3,147           994
      Deferred taxes...........................................................           356           385
      Property tax and insurance deposits......................................         2,908         1,855
      Prepaid expenses and other...............................................         4,439         2,437
                                                                                  -----------   -----------
              Total current assets.............................................        37,417        21,351
    Property and equipment, net................................................       375,231       380,115
    Deferred taxes.............................................................         6,380         6,554
    Notes receivable from affiliates...........................................         5,216         4,981
    Investments in limited partnerships........................................         1,834         1,762
    Assets held for sale.......................................................         2,391         2,391
    Other assets, net..........................................................         3,944         4,179
                                                                                  -----------   -----------
              Total assets.....................................................   $   432,413   $   421,333
                                                                                  ===========   ===========

                       LIABILITIES AND SHAREHOLDERS' EQUITY
    Current liabilities:
      Accounts payable.........................................................   $     1,544   $     2,158
      Accrued expenses.........................................................         7,566         6,611
      Current portion of notes payable.........................................         9,004        23,488
      Customer deposits........................................................         1,952         1,929
                                                                                  -----------   -----------
              Total current liabilities........................................        20,066        34,186
    Deferred income............................................................            25           112
    Deferred income from affiliates............................................           116           102
    Other long-term liabilities................................................         6,084         6,736
    Notes payable, net of current portion......................................       251,884       255,549
    Minority interest in consolidated partnership..............................           256           281
    Commitments and contingencies
    Shareholders' equity:
      Preferred stock, $.01 par value:
         Authorized shares-- 15,000; no shares issued or outstanding...........            --            --
      Common stock, $.01 par value:
         Authorized shares -- 65,000
         Issued and outstanding shares-- 25,731 and 19,847 at
          June 30, 2004 and December 31, 2003, respectively....................           257           198
      Additional paid-in capital...............................................       124,883        92,336
      Retained earnings........................................................        28,842        31,833
                                                                                  -----------   -----------
              Total shareholders' equity.......................................       153,982       124,367
                                                                                  -----------   -----------
              Total liabilities and shareholders' equity.......................   $   432,413   $   421,333
                                                                                  ===========   ===========


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CAPITAL/Page 8

                                                    CAPITAL SENIOR LIVING CORPORATION

                                                  CONSOLIDATED STATEMENTS OF OPERATIONS
                                                (in thousands, except earnings per share)


                                                            Three Months Ended                Six Months Ended
                                                                 June 30,                         June 30,
                                                     --------------------------------  --------------------------------
                                                            2004             2003             2004             2003
                                                     ---------------  ---------------  ---------------  ---------------

Revenues:
  Resident and health care revenue.................     $     22,493      $    13,309      $    44,605     $     26,517
  Unaffiliated management services revenue.........               41               --               81              295
  Affiliated management services revenue...........              483              892              957            1,802
  Affiliated development fees......................               --               69               --              137
                                                               -----      -----------      -----------     ------------
       Total revenues..............................           23,017           14,270           45,643           28,751

Expenses:
  Operating expenses...............................           14,689            8,219           29,215           15,843
  General and administrative expenses..............            3,802            2,551            7,838            5,267
  Depreciation and amortization....................            2,951            1,339            5,908            2,686
                                                               -----      -----------      -----------     ------------
       Total expenses..............................           21,442           12,109           42,961           23,796
                                                              ------      -----------      -----------     ------------
Income from operations.............................            1,575            2,161            2,682            4,955
Other income (expense):
  Interest income..................................              158            1,784              321            3,421
  Interest expense.................................           (3,831)          (2,577)          (7,915)          (5,170)
  Other income.....................................               73            3,511              140            3,564
                                                               -----      -----------      -----------     ------------
(Loss) income before income taxes and minority
  interest in consolidated partnership.............           (2,025)           4,879           (4,772)           6,770
Benefit (provision) for income taxes...............              422           (1,867)           1,096           (2,612)
                                                               -----      -----------      -----------     ------------
(Loss) income before minority interest in
  consolidated partnership.........................           (1,603)           3,012           (3,676)           4,158
Minority interest in consolidated partnership......                7               55               34              110
                                                               -----      -----------      -----------     ------------
Net (loss) income..................................      $    (1,596)     $     3,067      $    (3,642)    $      4,268
                                                          ===========      ===========      ===========     ============

Per share data:
  Basic (loss) earnings per share..................      $     (0.06)     $      0.16      $     (0.15)    $       0.22
                                                          ===========      ============     ===========     ============
  Diluted (loss) earnings per share................      $     (0.06)     $      0.15      $     (0.15)    $       0.21
                                                          ===========      ============     ===========     ============
  Weighted average shares outstanding--basic.......           25,668           19,747           24,683           19,742
                                                              ======       ===========      ===========     ============
  Weighted average shares outstanding--diluted.....           25,668           19,897           24,683           19,880
                                                              ======       ===========      ===========     ============


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

                                                    CAPITAL SENIOR LIVING CORPORATION
                                                     RECONCILATION OF NON GAAP ITEMS
                                                 (in thousands, except per share amounts)


                                                            Three Months Ended                Six Months Ended
                                                                 June 30,                         June 30,

                                                           2004             2003             2004             2003
                                                     ---------------  ---------------  ---------------  ----------
                                                       (Unaudited)      (Unaudited)      (Unaudited)      (Unaudited)

Cash earnings reconciliation:

      Net (loss) income.........................         $    (1,596)     $     3,067      $    (3,642)     $     4,268
      Depreciation and amortization.............               2,951            1,339            5,908            2,686
                                                         -----------      -----------      -----------      -----------
          Cash earnings.........................         $     1,355      $     4,406      $     2,266      $     6,954
                                                         ===========      ===========      ===========      ===========


Cash earnings per diluted share reconciliation:

      Net (loss) income per diluted share.......         $     (0.06)     $      0.15      $     (0.15)     $      0.21
      Depreciation and amortization per diluted share           0.11             0.07             0.24             0.14
                                                         ------------     ------------     -----------      -----------
          Cash earnings per diluted share.......         $      0.05      $      0.22      $      0.09      $      0.35
                                                         ============     ============     ===========      ===========


Adjusted EBITDA reconciliation:

      Income from operations....................         $     1,575      $     2,161      $     2,682      $     4,955
      Depreciation and amortization.............               2,951            1,339            5,908            2,686
                                                         -----------      -----------      -----------      -----------
          Adjusted EBITDA.......................         $     4,526      $     3,500      $     8,590      $     7,641
                                                         ===========      ===========      ===========      ===========

Reconciliation of gain on asset sales:

      Gain on sale of assets                                              $     3,491                       $     3,491
       Provision for income taxes                                               1,396                             1,396
                                                                          -----------                       -----------
          Net gain on sale of assets............                          $     2,095                       $     2,095
          Net gain per diluted share............                          $      0.10                       $      0.10
                                                                          ===========                       ===========
          Cash earnings per diluted share.......                          $      0.10                       $      0.10
                                                                          ===========                       ===========

Reconciliation of net loss per share if Triad I loss had received a tax benefit:

      Net loss reported                                  $     1,596
      Income tax benefit reported                                422
                                                         -----------
      Loss before income taxes..................         $     2,018
      Provision for income taxes................                 767
                                                         -----------
      Net loss..................................         $     1,251
          Adjusted net loss.....................         $     (0.05)
                                                         ============

Reconciliation of shareholders' equity per outstanding share:

      Shareholders' equity......................         $   153,982
      Common shares outstanding at June 30, 2004              25,731
                                                         -----------

          Shareholders' equity per diluted share         $      5.98
                                                         ===========


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Capital Senior Living Corporation
Supplemental Information

                                                                   Communities                      Resident Capacity
                                                           -----------------------------         -------------------------
                                                               Q2 04             Q2 03              Q2 04          Q2 03
                                                           ------------       ----------         -----------    ----------
Portfolio Data
        I. Property Ownership / Management
             Consolidated properties                                31               14               4,831         2,621
             Joint Venture properties (equity method)               10               28               1,867         4,233
             Third party property managed                            1                -                 156             -
                                                           ------------       ----------         -----------     ---------
                   Total                                            42               42               6,854         6,854

             Independent living                                                                       5,925         5,725
             Assisted living                                                                            759           759
             Skilled nursing                                                                            170           170
                   Total                                                                              6,854         6,854

        II. Percentage of Operating Portfolio
             Consolidated properties                             73.8%            33.3%               70.5%         38.2%
             Joint venture properties (Equity Method)            23.8%            66.7%               27.2%         61.8%
             Third Party property managed                         2.4%             0.0%                2.3%          0.0%
                                                           ------------       ----------         -----------     ---------
                   Total                                        100.0%           100.0%              100.0%        100.0%

             Independent living                                                                       86.4%         86.4%
             Assisted living                                                                          11.1%         11.1%
             Skilled nursing                                                                           2.5%          2.5%
                                                                                                 -----------     ---------
                   Total                                                                             100.0%        100.0%

Selected Operating Results
        I. Consolidated Properties
             Number of properties                                   31               14
             Resident capacity                                   4,831            2,621
             Financial Occupancy                                 85.2%            84.7%
             Revenue (in millions)                                22.4             13.2
             Average monthly rent                                2,050            2,128
             Operating margin (before taxes,                       38%              39%
             Insurance and management fees)

        II. Triad Properties
             Number of properties                                   19               19
             Resident capacity                                   2,548            2,548
             Financial Occupancy                                 85.5%            75.5%
             Revenue (in millions)                                10.2              8.7
             Average monthly rent                                1,791            1,709
             Operating margin (before taxes,                       35%              28%
             Insurance and management fees)

        III. Total Portfolio
             Number of properties                                   42               42
             Resident capacity                                   6,854            6,854
             Financial Occupancy                                 83.2%            79.7%
             Revenue (in millions)                                32.2             30.2
             Average monthly rent                                2,160            2,062
             Operating margin (before taxes,                       40%              38%
             Insurance and management fees)

        IV. General and Administrative Expenses (in thousands)
             Corporate                                           2,074            1,681
             Property                                            1,728              871
                   Total                                         3,802            2,552
        Note: Q2 2003 Corporate expenses reflect a credit of $250 for a tax study which was not undertaken.

        V.   Consolidated Debt Information (in thousands,
             except for interest rates)
             Excludes insurance premium financing
               Fixed rate debt                                  68,483           51,384
               Variable rate debt with a floor                  50,928           49,785
               Variable rate debt, with a cap                   35,111           36,191
               Variable rate debt, no cap or floor             104,610                -
                                                             ----------        --------
                   Total debt                                  259,132          137,360
                                                             ==========        =========

             Fixed rate debt - weighted average rate              7.8%             8.1%
             Variable rate debt - weighted average rate           4.6%             5.5%
                   Total debt - weighted rate                     5.4%             6.4%

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